Exhibit 99.2

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and December 31, 2003

(In thousands, except share and per share data)

	December 31,
	2004	2003
Assets:
Real estate investments, at cost:
Land	$415,852	$225,287
Building and improvements	2,280,971	1,228,254
Equipment and fixtures	352,737	196,142
Leasehold interests	4,972	5,040

Total real estate investments, at cost	3,054,532	1,654,723
Less accumulated depreciation	(147,478)	(57,727)

Total real estate investments, net	2,907,054	1,596,996
Cash and cash equivalents	110,607	211,158
Restricted cash	59,905	28,330
Marketable investments and accrued interest	24,272	67,561
Tenant and other receivables, net	34,667	15,425
Prepaid expenses and other assets	65,551	6,848
Assets held for sale	101,827	82,002
Intangible assets, net of accumulated amortization of $25,749 and $5,330	590,341	115,084
Deferred costs, net of accumulated amortization of $7,637 and $2,926	57,623	18,935

Total assets	$3,951,847	$2,142,339

Liabilities and Shareholders’ Equity:
Mortgage notes payable	$2,008,554	$921,355
Credit facility	270,000	—
Convertible notes, net	445,926	—
Accounts payable	4,947	2,079
Accrued interest expense	24,510	8,050
Accrued expenses and other liabilities	60,098	29,716
Dividends and distributions payable	29,805	28,295
Below-market lease liabilities, net of accumulated amortization of $3,396 and $1,463	59,232	49,485
Deferred revenue	105,745	33,569
Liabilities related to assets held for sale	7,972	55,824

Total liabilities	3,016,789	1,128,373

Minority interest	65,099	36,365
Shareholders’ equity:
Preferred shares, 100,000,000 shares authorized at $0.001 per share, no shares issued and outstanding at December 31, 2004 and December 31, 2003	—	—
Common shares, 500,000,000 shares authorized at $0.001 per share, 111,001,935 and 108,096,217 issued and outstanding at December 31, 2004 and December 31, 2003	111	108
Capital contributed in excess of par	1,130,034	1,102,561
Deferred compensation	(16,518)	(16,291)
Accumulated deficit	(229,380)	(94,557)
Accumulated other comprehensive loss	(14,288)	(14,220)

Total shareholders’ equity	869,959	977,601

Total liabilities and shareholders’ equity	$3,951,847	$2,142,339

See accompanying notes to consolidated and combined financial statements.

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except per share data)

	Year Ended December 31, 2004	Year Ended December 31, 2003	Period from September 10, 2002 to December 31, 2002	Predecessor
				Period from January 1, 2002 to September 9, 2002
Revenues:
Rental income	$235,559	$90,680	$8,054	$17,521
Operating expense reimbursements	97,647	33,173	2,706	5,533
Interest and other income, net	3,263	4,346	2,389	927

Total revenues	336,469	128,199	13,149	23,981

Expenses:
Property operating expenses	145,820	48,183	3,682	7,059
General and administrative	33,193	19,711	3,645	4,695
Outperformance plan—cash component	—	2,014	—	—
Outperformance plan—contingent restricted share component	(5,238)	5,238	—	—
Severance and related accelerated amortization of deferred compensation	1,857	—	—	—
Interest expense on mortgages and other debt	94,264	31,103	3,361	9,601
Depreciation and amortization	109,215	45,675	2,821	5,756

Total expenses	379,111	151,924	13,509	27,111

Loss before net gain on sale of minority interest in a property, net interest income on residential mortgage-backed securities, net loss on investments, minority interest and discontinued operations	(42,642)	(23,725)	(360)	(3,130)
Gain on sale of minority interest in a property, net	17,693	—	—	—
Interest income from residential mortgage-backed securities, net of interest expense on reverse repurchase agreements of $4,355 and $6,578 for the year ended December 31, 2003 and the period from September 10, 2002 to December 31, 2002	—	4,661	9,807	—
Net loss on investments	(409)	(9,239)	(280)	—

Income (loss) from continuing operations before minority interest	(25,358)	(28,303)	9,167	(3,130)
Minority interest	1,182	1,994	(772)	—

Income (loss) from continuing operations	(24,176)	(26,309)	8,395	(3,130)

Discontinued operations:
Loss from operations before yield maintenance fees, net of minority interest of $210, $42, $13 and $0 for the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, respectively	(6,497)	(920)	(126)	(713)
Yield maintenance fees, net of minority interest of $103 for the year ended December 31, 2004	(3,060)	—	—	—
Net gains on disposals, net of minority interest of $376, $382, $71 and $0 for the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, respectively; net of income taxes	11,488	8,407	675	9,500

Income from discontinued operations	1,931	7,487	549	8,787

Net income (loss)	$(22,245)	$(18,822)	$8,944	$5,657

Basic income (loss) per share:
From continuing operations	$(0.24)	$(0.36)	$0.20
From discontinued operations	0.02	0.10	0.01

Total basic income (loss) per share	$(0.22)	$(0.26)	$0.21

Diluted income (loss) per share:
From continuing operations	$(0.24)	$(0.36)	$0.19
From discontinued operations	0.02	0.10	0.01

Total diluted income (loss) per share	$(0.22)	$(0.26)	$0.20

See accompanying notes to consolidated and combined financial statements.

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED AND COMBINED STATEMENTS OF SHAREHOLDERS’ EQUITY AND

COMPREHENSIVE INCOME(LOSS) AND OWNERS’ NET INVESTMENT

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share and per share data)

	Predecessor	American Financial Realty Trust
	Owners’ Net Investment	Shares of Beneficial Interest	Common Shares at Par	Capital Contributed in Excess of Par	Deferred Compensation	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
Balance, January 1, 2002	$9,149	—	$—	$—	$—	$—	$—	$—
Capital contribution and share issuances	1,695	—	—	—	—	—	—	—
Distributions	(3,902)	—	—	—	—	—	—	—
Net income	5,657	—	—	—	—	—	—	—

Balance, September 9, 2002	12,599	—	—	—	—	—	—	—
Distribution of net assets not acquired	(1,015)	—	—	—	—	—	—	—
Transfer of historical equity	(11,584)	—	—	11,584	—	—	—	11,584
Excess of fair value over net assets acquired from control group	—	—	—	(48,971)	—	—	—	(48,971)
Adjustment to establish minority interest of unitholders in majority owned partnership	—	—	—	(1,449)	—	—	—	(1,449)
Adjustment for minority interest of unitholders in operating partnership	—	—	—	1,310	—	—	—	1,310
Issuance of common shares, net of expense	—	42,288,008	42	378,815	—	—	—	378,857

Balance, September 10, 2002	—	42,288,008	42	341,289	—	—	—	341,331
Net income	—	—	—	—	—	8,944	—	8,944
Other comprehensive income (loss):
Reclassification adjustment for losses reclassified into operations	—	—	—	—	—	—	280	280
Unrealized loss on derivatives	—	—	—	—	—	—	(6,192)	(6,192)
Unrealized loss on available for sale securities	—	—	—	—	—	—	964	964
Minority interest allocation	—	—	—	—	—	—	470	470

Total comprehensive income	—	—	—	—	—	—	—	4,466

Dividends declared at $0.22 per share	—	—	—	—	—	(9,350)	—	(9,350)
Issuance of restricted shares	—	210,000	—	2,100	(2,100)	—	—	—
Amortization of deferred compensation	—	—	—	—	215	—	—	215

Balance, December 31, 2002	—	42,498,008	42	343,389	(1,885)	(406)	(4,478)	336,662
Net loss	—	—	—	—	—	(18,822)	—	(18,822)
Other comprehensive income (loss):
Reclassification adjustment for losses reclassified into operations	—	—	—	—	—	—	9,497	9,497
Unrealized loss on derivatives	—	—	—	—	—	—	(19,360)	(19,360)
Unrealized loss on available for sale securities	—	—	—	—	—	—	(115)	(115)
Minority interest allocation	—	—	—	—	—	—	236	236

Total comprehensive loss	—	—	—	—	—	—	—	(28,564)

Issuance of common shares, net of expenses	—	64,143,564	64	740,832	—	—	—	740,896
Exercised options of common shares	—	37,812	—	378	—	—	—	378
Conversion of Operating Partnership units into common shares	—	28,333	—	196	—	—	—	196
Dividends declared at $1.00 per share	—	—	—	—	—	(75,329)	—	(75,329)
Issuance of restricted shares	—	1,388,500	2	17,766	(17,768)	—	—	—
Amortization of deferred compensation	—	—	—	—	3,362	—	—	3,362

Balance, December 31, 2003	—	108,096,217	108	1,102,561	(16,291)	(94,557)	(14,220)	977,601
Net loss	—	—	—	—	—	(22,245)	—	(22,245)
Other comprehensive income (loss):
Reclassification adjustment for losses reclassified into operations	—	—	—	—	—	—	2,034	2,034
Unrealized loss on derivatives	—	—	—	—	—	—	(1,436)	(1,436)
Unrealized loss on available for sale securities	—	—	—	—	—	—	(438)	(438)
Minority interest allocation	—	—	—	—	—	—	(228)	(228)

Total comprehensive loss	—	—	—	—	—	—	—	(22,313)

Isssuance of common shares, net of expenses	—	16,854	—	244	—	—	—	244
Exercised options of common shares	—	748,946	1	7,551	—	—	—	7,552
Conversion of Operating Partnership units into common shares	—	1,520,688	2	9,178	—	—	—	9,180
Dividends declared at $1.02 per share	—	—	—	—	—	(112,578)	—	(112,578)
Issuance of restricted shares	—	619,230	—	10,500	(10,500)	—	—	—
Amortization of deferred compensation	—	—	—	—	10,273	—	—	10,273

Balance, December 31, 2004	—	111,001,935	$111	$1,130,034	$(16,518)	$(229,380)	$(14,288)	$869,959

See accompanying notes to consolidated and combined financial statements.

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands)

				Predecessor
	Year Ended December 31, 2004	Year Ended December 31, 2003	Period from September 10, 2002 to December 31, 2002	Period from January 1, 2002 to September 9, 2002
Cash flows from operating activities:
Net income (loss)	$(22,245)	$(18,822)	$8,944	$5,657
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	93,241	44,350	2,629	5,831
Minority interest	(1,118)	(1,654)	830	—
Amortization of leasehold interests and intangible assets	18,145	7,844	308	190
Amortization of above- and below-market leases	1,539	336	(36)	—
Amortization of deferred financing costs	5,006	4,474	90	550
Amortization of deferred compensation	10,273	3,361	437	—
Non-cash component of Outperformance Plan	(5,238)	5,238	—	—
Non-cash compensation charge	244	694	—	—
Impairment charges	4,060	1,551	—	—
Net gain on sales of properties	(30,076)	(11,459)	(877)	(9,500)
Net loss on sales of investments	409	9,239	280	—
Premium amortization on residential mortgage-backed securities	—	4,464	995	—
Leasing costs	(17,262)	—	—	—
Payments for lease terminations	2,061	—	—	—
Decrease (increase) in operating assets:
Tenant and other receivables, net	(22,055)	(10,620)	(1,235)	(1,379)
Prepaid expenses and other assets	(59,448)	(533)	(2,556)	(107)
Increase (decrease) in operating liabilities:
Accounts payable	3,138	(647)	(201)	882
Accrued expenses and other liabilities	44,972	27,761	3,760	(847)
Deferred revenue and tenant security deposits	71,325	29,232	(489)	1,105

Net cash provided by operating activities	96,971	94,809	12,879	2,382

Cash flows from investing activities:
Payments for acquisitions of real estate investments, net of cash acquired	(1,975,126)	(1,273,916)	(94,177)	(797)
Capital expenditures and leasehold termination costs	(15,786)	(3,072)	—	(1,228)
Proceeds from sales of real estate	185,898	33,980	4,456	14,674
Payments received to assume leasehold interests	1,118	—	—	—
Proceeds from sale of minority interest in a property	58,974	—	—	—
Sales of residential mortgage-backed securities	—	939,621	(1,167,513)	—
Receipt of principal payments on residential mortgage-backed securities	—	172,622	32,675	—
Other investments	—	—	—	(3,033)
Decrease (increase) in accrued interest income	99	7,612	(234)	—
Sales of marketable investments, net	52,880	76,766	(140,446)	(2,991)
Purchases of marketable investments	(10,131)	—	—	—

Net cash provided by (used in) investing activities	(1,702,074)	(46,387)	(1,365,239)	6,625

Cash flows from financing activities:
Borrowing under (repayments of) reverse repurchase agreements	—	(1,053,529)	1,053,529	—
Repayments of mortgages, bridge notes payable and credit facilities	(274,398)	(935,411)	(5,628)	(21,257)
Decrease (increase) in restricted cash	(31,707)	(11,654)	(13,283)	5,788
Proceeds from mortgages, bridge notes payable and credit facilities	1,531,425	1,460,341	—	10,402
Proceeds from issuance of convertible senior notes, net	434,030	—	—	—
Payments of deferred financing costs	(14,440)	(36,071)	—	(114)
Proceeds from common share issuances, net	7,552	741,274	378,635	—
Redemption of Operating Partnership units	(31,112)	—	—	—
Contributions by limited partners	—	—	—	1,695
Dividends and distributions	(116,799)	(63,056)	(51)	(3,902)

Net cash provided by (used in) financing activities	1,504,551	101,894	1,413,202	(7,388)

Increase (decrease) in cash and cash equivalents	(100,552)	150,316	60,842	1,619
Cash and cash equivalents, beginning of period	211,159	60,842	—	1,597

Cash and cash equivalents, end of period	$110,607	$211,158	$60,842	$3,216

Supplemental cash flow and non-cash information:
Cash paid for interest	$76,582	$22,573	$3,792	$8,181

Cash paid for income taxes	$1,693	$1,796	$—	$—

Debt assumed in real estate acquisitions	$48,072	$301,243	$145,687	$—

Operating Partnership units issued to acquire real estate	$35,867	$6,938	$—	$—

See accompanying notes to consolidated and combined financial statements.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

(1) The Company

American Financial Realty Trust (AFR or the Company) is a self-administered and self-managed real estate investment trust (REIT). AFR was formed as a Maryland REIT on May 23, 2002 to acquire and operate properties leased primarily to regulated financial institutions.

The Company’s interest in its properties is held through its operating partnership, First States Group, L.P. (the Operating Partnership). The Company is the sole general partner of the Operating Partnership and held a 96.8% interest in the Operating Partnership as of December 31, 2004. There were 3,632,339 Operating Partnership units outstanding as of December 31, 2004, excluding Operating Partnership units held by the Company.

On September 10, 2002, AFR commenced operations upon completing a private placement of common shares of beneficial interest, and through its Operating Partnership, acquired substantially all of the assets, liabilities, and operations of American Financial Real Estate Group (AFREG or the Predecessor) in a business combination accounted for under Staff Accounting Bulletin Topic 5g with carryover basis for the portion of the net assets acquired from the majority shareholder/general partner and his affiliates and fair value for the remaining portion of the net assets acquired from all other investors (the Formation Transaction). AFREG was comprised of certain operating companies and real estate limited partnerships under the common control of Nicholas S. Schorsch, the Company’s President, Chief Executive Officer and Vice Chairman, or members of his immediate family. Mr. Schorsch was the sole or majority shareholder in each of the operating companies acquired and the sole general partner in each of the real estate limited partnerships whose interests were acquired. In the case of each limited partnership, the general partner had sole discretionary authority over major decisions such as the acquisition, sale or refinancing of principal partnership assets. AFREG acquired corporate-owned real estate assets, primarily bank branches and office buildings from financial institutions, and owned and managed such assets principally under long-term, triple net leases.

The Company operates in one segment, and focuses on acquiring, operating and leasing properties to regulated financial institutions. Rental income from Bank of America, N.A., State Street Corporation and Wachovia Bank, N.A., or their respective affiliates, represented the following percentages of total rental income for the respective periods:

				Predecessor
	Year Ended December 31, 2004	Year Ended December 31, 2003	Period from September 10, 2002 to December 31, 2002	Period from January 1, 2002 to September 9, 2002
Bank of America, N.A.	37%	49%	—	—
State Street Corporation	24%	—	—	—
Wachovia Bank, N.A.	14%	22%	43%	44%

No other tenant represented more than 10% of rental income for the periods presented.

(2) Summary of Significant Accounting Policies

(a) Basis of Accounting

The accompanying consolidated and combined financial statements of the Company and AFREG, respectively, are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

Certain line items, such as rental income, depreciation and amortization expense and interest expense, in periods beginning September 10, 2002 may not be comparable to prior periods due to the acquisition of the properties and operating companies in a business combination accounted for as a purchase. In accordance with SEC Accounting Bulletin Topic 5g, the portion of the assets and liabilities that we acquired from Nicholas S. Schorsch and certain of our other executive officers and trustees and their affiliates was recorded at carryover basis and the portion of the assets and liabilities that we acquired from other investors was recorded at their fair values.

(b) Principles of Consolidation

The Company consolidates its accounts and the accounts of the majority-owned and controlled Operating Partnership and reflects the remaining interest in the Operating Partnership as minority interest. The Operating Partnership holds an 89% interest in a partnership that owns 123 S. Broad Street in Philadelphia, PA and a 70% interest in a limited liability company that owns State Street Financial Center in Boston, MA and reflects the remaining 11% and 30%, respectively, within minority interest.

The financial statements of AFREG include the accounts of American Financial Resource Group, Inc. (AFRG), First States Management Corp., Strategic Alliance Realty LLC, First States Properties, L.P., First States Partners, L.P., Chester Court Realty, L.P., Dresher Court Realty, L.P., First States Partners II, L.P., First States Partners III, L.P., and First States Holdings, L.P.

All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated and combined financial statements.

In December 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46R (FIN 46R), “Consolidation of Variable Interest Entities,” to replace Interpretation No. 46 (“FIN 46”) which was issued in January 2003. FIN 46R addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and whether it should consolidate the entity. FIN 46R was applicable immediately to variable interest entities created after January 31, 2003 and as of the first interim period ending after March 15, 2004 to those created before February 1, 2003 and not already consolidated under FIN 46 in previously issued financial statements. The Company has adopted FIN 46R and analyzed the applicability of this interpretation to its structures. The Company did not create any variable interest entities before February 1, 2003 or after January 31, 2003 and does not have any interests in variable interest entities as of December 31, 2004.

(c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, investments in real estate, purchase price allocations and derivative financial instruments and hedging activities.

(d) Reclassifications

Certain amounts have been reclassified in the prior periods to conform to the current period presentation.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

(e) Real Estate Investments

The Company records acquired real estate at cost. Depreciation is computed using the straightline method over the estimated useful life of 40 years for buildings, 5 to 7 years for building equipment and fixtures, and the lesser of the useful life or the remaining lease term for tenant improvements and leasehold interests. Maintenance and repairs expenditures are charged to expense as incurred.

(f) Impairment of Long Lived Assets

The Company follows Statement of Financial Accounting Standard (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets. SFAS No. 144 requires that the operations related to properties that have been sold or properties that are intended to be sold be presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, the Company reviews the recoverability of the property’s carrying value. The review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used and fair value less estimated cost to dispose for assets held for sale. The Company makes subjective assessments as to whether there are impairments in the values of its investments in real estate. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

(g) Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(h) Restricted Cash

Restricted cash includes amounts escrowed for insurance, taxes, repairs and maintenance, tenant improvements, interest, and debt service and amounts held as collateral under security and pledge agreements relating to leasehold interests.

(i) Marketable Investments and Accrued Interest

Marketable investments consist of shares in an institutional mutual fund that invests primarily in mortgage-backed securities. The Company has classified these investments as available-for-sale and recorded them at fair value. These short-term investments had a cost basis of $24,536 and $67,697 as of December 31, 2004 and 2003, respectively. The unrealized loss of $404 and $375 at December 31, 2004 and 2003, respectively, is excluded from earnings and reported as a component of other comprehensive income (loss). As of December 31, 2004 and 2003, $4,455 and $4,877 was pledged as collateral for obligations related to leasehold interest liabilities, respectively. Additionally, the Company has accrued interest of $140 and $239 as of December 31, 2004 and 2003, respectively.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

The following table provides information regarding available for sale securities:

				Predecessor
	Year Ended December 31, 2004	Year Ended December 31, 2003(1)	Period from September 10, 2002 to December 31, 2002(1)	Period from January 1, 2002 to September 9, 2002
Gross proceeds	$52,880	$154,687	$36,336	$3,779
Gross realized gains	4	5	—	—
Gross realized losses	413	393	36	—

(1)	Excludes gross realized gains and losses related to residential mortgage-backed securities of $1,893 and $10,744, respectively, for the year ended December 31, 2003 and $2,534 and $2,778, respectively, for the period from September 10, 2002 to December 31, 2002.

(j) Residential Mortgage-Backed Securities

The Company accounted for its residential mortgage-backed securities portfolio in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Residential mortgage-backed security transactions are recorded on the date the securities are purchased or sold. Residential mortgage-backed securities classified as available-for-sale are reported at fair value, with unrealized gains and temporary unrealized losses excluded from earnings and reported as accumulated other comprehensive income (loss). Amortization of any premium or discount related to the purchase of securities is included as a component of interest income. Realized gains or losses on the sale of residential mortgage-backed securities are determined on the specific identification method and are included in net income as net gains or losses on sales of securities. Unrealized losses on residential mortgage-backed securities that are determined to be other than temporary are recognized in income.

The Company invested in residential mortgage-backed securities during the year ended December 31, 2003. The Company’s investments were financed by entering into reverse repurchase agreements to leverage the overall return on capital invested in the portfolio. During the year ended December 31, 2003 and the period from September 10, 2002 to December 31, 2002, the Company had interest income on residential mortgage-backed securities, net of expenses of $9,016 and $16,385 and interest expense on reverse repurchase agreements of $4,355 and $6,578, respectively. On May 21, 2003, the Company’s board of trustees approved the sale of these securities, the repayment of all borrowings under reverse repurchase agreements, and the termination of a related hedging arrangement. At December 31, 2004, the Company held no residential mortgage-backed securities in a leveraged portfolio.

(k) Tenant and Other Receivables

Tenant and other receivables are primarily derived from the rental income that each tenant pays in accordance with the terms of its lease, which is recorded on a straightline basis over the initial term of the lease. Since many leases provide for rental increases at specified intervals, straightline basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that will only be received if the tenant makes all rent payments required through the expiration of the initial term of the lease. Tenant and other receivables also includes receivables related to tenant reimbursements for common area maintenance expenses and certain other recoverable expenses that are recognized as revenue in the period in which the related expenses are incurred. As of December 31, 2004, Bank of America, N.A. and Wachovia Bank, N.A. each represent more than 10% of billed accounts receivable totaling $1,093 and $5,513, respectively. As of December 31, 2003, no tenant represented more than 10% of billed accounts receivable.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

Tenant and other receivables are recorded net of the allowances for doubtful accounts. The Company continually reviews receivables related to rent, tenant reimbursements and unbilled rent receivables and determines collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Company increases the allowance for uncollectible accounts or records a direct write-off of the receivable in the consolidated and combined statements of operations. Bad debt expense was $373, $200, $0 and $89 for the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, respectively.

(l) Prepaid Expenses and Other Assets

The Company makes payments for certain expenses for insurance and property taxes in advance of the period in which it receives the benefit. These payments are classified as prepaid expenses and amortized over the respective period of benefit relating to the contractual arrangement. The Company also escrows deposits related to pending acquisitions and financing arrangements, as required by a seller or lender, respectively. Prepaid acquisition costs represent a portion of the total purchase price of a property and are reclassified into real estate investments and related intangible assets, as appropriate, at the time the acquisition is completed. If such costs are related to an acquisition that will not be consummated and the deposit is not recoverable, the respective amounts are recorded as general and administrative expenses in the accompanying consolidated and combined statements of operations. Costs prepaid in connection with securing financing for a property are reclassified into deferred costs at the time the transaction is completed.

(m) Intangible Assets

Pursuant to SFAS No. 141, “Business Combinations,” the Company follows the purchase method of accounting for all business combinations. To ensure that intangible assets acquired and liabilities assumed in a purchase method business combination can be recognized and reported apart from goodwill, the Company ensures that the applicable criteria specified in SFAS No. 141 are met.

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings, equipment and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquired leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.

Above-market and below-market in-place lease values for properties acquired are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amount to be paid pursuant to each in-place lease and management’s estimate of the fair market lease rate for each such in-place lease, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered by management in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which primarily ranges from six to 18 months. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses.

The aggregate value of intangibles related to customer relationship is measured based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the tenant. Characteristics considered by management in determining these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from two to 20 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, management utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. Management also considers information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

Management continually reviews the carrying value of intangible assets for impairment. Intangible assets and acquired lease obligations consist of the following:

	December 31, 2004	December 31, 2003
Intangible assets:
In-place leases, net of accumulated amortization of $12,295 and $2,686	$254,771	$37,069
Customer relationships, net of accumulated amortization of $9,494 and $1,597	318,244	63,016
Above-market leases, net of accumulated amortization of $4,113 and $1,521	21,553	20,351
Goodwill	700	700
Amounts related to assets held for sale, net of accumulated amortization of $153 and $474	(4,927)	(6,052)

Total intangible assets	$590,341	$115,084

Intangible liabilities:
Below-market leases, net of accumulated amortization of $3,502 and $1,463	$60,812	$49,485
Amounts related to liabilities held for sale, net of accumulated amortization of $106 and $0	(1,580)	—

Total intangible liabilities	$59,232	$49,485

The following table provides the weighted average amortization period as of December 31, 2004 for intangible assets and liabilities and the projected amortization expense for the next five years:

	Weighted Average Amortization Period	2005	2006	2007	2008	2009
In-place leases	16.6	$20,757	$19,331	$16,915	$16,265	$15,652
Customer relationships	37.5	10,331	9,496	9,493	9,485	9,448

Total to be included in depreciation and amortization expense		$31,088	$28,827	$26,408	$25,750	$25,100

Above-market lease assets	8.8	$(3,730)	$(3,656)	$(3,608)	$(3,165)	$(2,241)
Below-market lease liabilities	32.5	3,788	3,759	3,326	3,009	2,681

Total to be included in rental revenue		$58	$103	$(282)	$(156)	$440

(n) Deferred Costs

The Company has deferred certain expenditures related to the financing and leasing of certain properties. Deferred financing costs are amortized to interest expense using a method that approximates level yield over the terms of the related debt. Direct costs of leasing are deferred and amortized over the terms of the underlying leases.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

(o) Leasehold Interests

Leasehold interest assets and liabilities are recorded based on the present value of the difference between management’s estimate of the sublease income expected to be earned over the non-cancelable lease term based on contractual or probable rental amounts and contractual amounts due under the corresponding operating leases assumed. Amounts allocated to leasehold interests, based on their respective fair values, are amortized on a straightline basis over the remaining lease term.

(p) Accounting for Derivative Financial Investments and Hedging Activities

The Company uses derivatives to hedge, fix and cap interest rate risk and accounts for its derivative and hedging activities using SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, which requires all derivative instruments to be carried at fair value on the balance sheet.

Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Amounts are reclassified from other comprehensive income to the statements of operations in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges under SFAS No. 133.

Under cash flow hedges, derivative gains and losses not considered highly effective in hedging the change in expected cash flows of the hedged item are recognized immediately in the income statement. For hedge transactions that do not qualify for the short-cut method, at the hedge’s inception and on a regular basis thereafter, a formal assessment is performed to determine whether changes in the fair values or cash flows of the derivative instruments have been highly effective in offsetting changes in cash flows of the hedged items and whether they are expected to be highly effective in the future.

(q) Comprehensive Income (Loss)

Comprehensive income (loss) is recorded in accordance with the provisions of SFAS No. 130, “Reporting Comprehensive Income.” SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income (loss), is comprised of net income, changes in unrealized gains or losses on derivative financial instruments and unrealized gains or losses on available-for-sale securities. Unrealized gains and losses on derivatives are amortized into interest expense over the life of the underlying debt. This interest expense is presented on the consolidated and combined statements of shareholders’ equity and comprehensive income (loss) and owners’ net investment as a reclassification adjustment for gains and losses reclassified into operations.

(r) Revenue Recognition

Rental income from leases is recognized on a straightline basis regardless of when payments are due. For the years ended December 31, 2004 and 2003, rental payments received in excess of rental revenues recognized were $20,314 and $23,702, respectively. For the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, rental revenues recognized in excess of payments due were $592 and $1,068, respectively.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

Certain lease agreements also contain provisions that require tenants to reimburse the Company for real estate taxes and common area maintenance costs. Such amounts are included in both revenues and operating expenses when the Company is the primary obligor for these expenses and assumes the risks and rewards of a principal under these arrangements. Under leases where the tenant pays these expenses directly, such amounts are not included in revenues or expenses.

Deferred revenue represents rental revenue received from tenants prior to their due dates. Deferred revenue also includes rental payments received in excess of rental revenues recognized as a result of straightline basis accounting.

AFREG performed various accounting, property management, leasing, and project management services for related entities (Note 12). AFREG recognized revenue for accounting and management services when the service was provided and earned in accordance with the related agreements. Revenue related to the acquisition or disposition of properties was recognized when the related transaction closed. All such revenue was recorded in other income in the accompanying consolidated and combined statements of operations.

(s) Sales of Real Estate Properties

The Company recognizes sales of real estate properties only upon closing. Payments received from purchasers prior to closing are recorded as deposits. Profit on real estate sold is recognized using the full accrual method upon closing when the collectibility of the sales price is reasonably assured and the Company is not obligated to perform significant activities after the sale. Profit may be deferred in whole or part until the sale meets the requirements of profit recognition on sales of real estate under SFAS No. 66, “Accounting for Sales of Real Estate.”

(t) Rent Expense

Rent expense is recognized on a straightline basis regardless of when payments are due. Accrued expenses and other liabilities in the accompanying consolidated balance sheets include an accrual for rental expense recognized in excess of amounts currently due. For the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, rent expense recognized in excess of payments due was $426, $92, $44 and $113, respectively.

(u) Income Taxes

The Company has elected to qualify as a REIT under Sections 856-860 of the Internal Revenue Code and intends to remain so qualified.

Earnings and profits, which determine the taxability of distributions to shareholders, will differ from net income reported for financial reporting purposes due to differences in cost basis, differences in the estimated useful lives used to compute depreciation, and differences between the allocation of the Company’s net income and loss for financial reporting purposes and for tax reporting purposes.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

The Company has a wholly-owned taxable REIT subsidiary as defined under the Internal Revenue Code. The asset and liability approach is used by the taxable REIT subsidiary to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Valuation allowances are established to reduce net deferred tax assets to the amount for which recovery is more likely than not. The Company has recorded income tax provisions in the accompanying consolidated and combined statements of operations of $0, $2,670 and $131 for the years ended December 31, 2004 and 2003 and the period from September 10, 2002 through December 31, 2002, respectively, based on the taxable income of the taxable REIT subsidiary. The taxable REIT subsidiary’s effective tax rate is approximately 40%, including the effects of state taxes. The taxable REIT subsidiary does not have significant deferred tax assets or liabilities as of December 31, 2004 and 2003.

The aggregate cost basis, net of depreciation, for federal income tax purposes of the Company’s investment in real estate was approximately $3,511,444 and $1,672,000 at December 31, 2004 and 2003, respectively.

For the year ended December 31, 2004, 33% of the Company’s dividends were characterized as ordinary income and 67% were characterized as a return of capital for federal income tax purposes. For the year ended December 31, 2003, 50% of the Company’s dividends were characterized as ordinary income and 50% were characterized as a return of capital for federal income tax purposes. During the period from September 10, 2002 through December 31, 2002, all of the Company’s dividends were characterized as ordinary income for federal income tax purposes.

All of the entities of AFREG included in the Predecessor combined financial statements are limited partnerships, registered subchapter S-corporations, or limited liability companies that are treated as partnerships for income tax purposes. As a result, no federal or state income taxes are payable by AFREG and, accordingly, no provision for income taxes has been recorded in the Predecessor financial statements. The partners, members, or subchapter S-shareholders are required to include their respective shares of AFREG’s profits or losses in their individual tax returns. The tax returns of AFREG and the amount of reported profits or losses are subject to examination by federal and state taxing authorities. If such examinations result in changes to such profits or losses, the tax liability of the respective partners, members, or shareholders would be changed.

(v) Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to apply the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value based method defined in SFAS No. 123 has been applied. Under APB Opinion No. 25, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” requires disclosure in both annual and interim financial statements of the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As permitted under SFAS No. 148 and SFAS No. 123, the Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure in accordance with the provisions of SFAS No. 148 and SFAS No. 123. Accordingly, no compensation cost has been recognized for its stock options in the consolidated and combined financial statements, as all options granted under the plan had an exercise price equal to the market value of the underlying common shares on the date of grant. The Company recognizes compensation cost related to restricted share awards on a straightline basis over the respective vesting periods. The following table illustrates the effect on net income (loss) and basic and diluted income (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to share-based employee compensation:

	Year Ended December 31, 2004	Year Ended December 31, 2003	Period from September 10, 2002 to December 31, 2002
Net income (loss)	$(22,245)	$(18,822)	$8,944
Add: Total share-based employee compensation expense included in net income (loss)	5,035	9,318	437
Deduct: Total share-based employee compensation expense determined under fair value based methods for all awards	6,987	10,408	484

Pro forma net income (loss)	$(24,197)	$(19,912)	$8,897

Basic income (loss) per share—as reported	$(0.22)	$(0.26)	$0.21

Basic income (loss) per share—pro forma	$(0.22)	$(0.27)	$0.21

Diluted income (loss) per share—as reported	$(0.22)	$(0.26)	$0.20

Diluted income (loss) per share—pro forma	$(0.22)	$(0.27)	$0.20

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” a revision of SFAS No. 123. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions), eliminating the alternative previously allowed by SFAS No. 123 to use the intrinsic value method of accounting. The grant date fair value will be estimated using option-pricing models adjusted for the unique characteristics of the instruments using methods similar to those required by SFAS No. 123 and currently used by the Company to calculate pro forma net income and earnings per share disclosures. The cost will be recognized ratably over the period during which the employee is required to provide services in exchange for the award. For the Company, SFAS No. 123(R) is effective as of the beginning of the first interim or annual period that begins after June 15, 2005 and the Company plans to adopt SFAS No. 123(R) as of July 1, 2005. As a result of adopting SFAS No. 123(R), the Company will recognize as compensation cost in its financial statements the unvested portion of existing options granted prior to the effective date and the cost of stock options granted to employees after the effective date based on the fair value of the stock options at grant date. Based on stock options outstanding at December 31, 2004, compensation expense related to stock option awards will be approximately $76, $120 and $6 for the six months ended December 31, 2005 and the years ended December 31, 2006 and 2007, respectively.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

(3) Acquisitions and Dispositions

During the years ended December 31, 2004 and 2003, the Company acquired 436 and 479 properties, respectively. The following table represents the allocation of the purchase price to the net assets acquired and the liabilities assumed during the years ended December 31, 2004 and 2003:

	Year Ended December 31,
	2004	2003
Real estate investments, at cost:
Land	$221,173	$210,533
Buildings	1,005,600	1,060,121
Equipment and fixtures	180,834	173,672
Initial tenant improvements	167,961	61,659
Leasehold interests, net	(1,600)	(1,043)

	1,573,968	1,504,942
Intangibles:
In-place leases	232,650	41,727
Customer relationships	263,714	61,787
Above-market lease assets	7,339	21,027
Below-market lease liabilities	(13,509)	(49,855)

	490,194	74,686

	2,064,162	1,579,628
Other assets	—	3,356
Mortgage notes assumed	(48,072)	(301,243)
Other liabilities assumed	(5,098)	(887)
Operating Partnership units issued	(35,866)	(6,938)

Cash Paid	$1,975,126	$1,273,916

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

The following table presents information regarding property and leasehold interests acquired during the years ended December 31, 2004 and 2003:

Seller / Property Name	Date of Acquisition	Number of Buildings(1)	Purchase Price(2)(3)
State Street Financial Center	Feb. 2004	1	$706,898
Potomac Realty—Bank of America	Feb. 2004	5	9,557
215 Fremont Street and Harborside	June 2004	2	135,806
101 Independence Center	July 2004	1	106,196
Wachovia Bank, N.A.	Sept. 2004	140	510,409
Bank of America, N.A.	Oct. 2004	250	575,776
Bank of America Formulated Price Contracts	Various 2004	12	2,184
Wachovia Formulated Price Contracts	Various 2004	18	11,120
Other	Various 2004	7	6,216

Total 2004		436	$2,064,162

Dana Commercial Credit	Jan. 2003	16	$335,900
Pitney Bowes—Wachovia	Mar. 2003	87	145,077
Finova Capital—BB&T	Apr. 2003	10	21,085
Bank of America, N.A.	June 2003	158	774,424
Citigroup	Aug. 2003	21	9,323
Pitney Bowes—KeyBank	Sept. 2003	31	36,444
Pitney Bowes—Bank of America	Sept. 2003	97	89,233
Three Beaver Valley	Sept. 2003	1	49,106
Bank of America Plaza	Dec. 2003	1	88,226
Bank of America Formulated Price Contracts	Various 2003	11	5,363
Wachovia Formulated Price Contracts	Various 2003	40	22,856
Other	Various 2003	6	2,591

Total 2003		479	$1,579,628

(1)	Includes the assumption of leasehold interests and parking facilities.
(2)	Includes all acquisition costs and value of acquired intangible assets and assumed liabilities.
(3)	Excludes other non-real estate assets acquired.

Unaudited pro forma information relating to the acquisition of operating properties is presented below as if these transactions had been consummated on January 1, 2003. These pro forma results are not necessarily indicative of the results which actually would have occurred if the acquisitions had been completed on January 1, 2003, nor does the pro forma financial information purport to represent the results of operations for future periods.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

The following table presents the unaudited pro forma information as if the acquisitions during the years ended December 31, 2004 and 2003 had been consummated on January 1, 2003:

	Year Ended December 31,
	2004	2003
Pro forma revenues	$491,873	$491,296

Pro forma loss from continuing operations	$(43,108)	$(63,221)

Basic and diluted pro forma loss per share from continuing operations	$(0.38)	$(0.83)

On December 22, 2004, the Company sold a 30% minority ownership interest in State Street Financial Center, resulting in proceeds of $58,974 and a gain of $17,693, net of related transaction costs.

The following table presents information regarding property dispositions completed during the years ended December 31, 2004 and 2003:

	Number of Buildings		Sale Proceeds	Gain(1)
Total 2004	55	(2)	$185,898	$11,488
Total 2003	48		33,980	8,407

(1)	Net of provision for income taxes and allocation of minority ownership interest.
(2)	Does not include the sale of two parcels of land.

(4) Indebtedness

The Company had four types of financings in place as of December 31, 2004, including mortgage notes payable, a secured credit facility, convertible senior notes, and an unsecured credit facility. The weighted average effective interest rate on these borrowings was 5.0%, 5.7%, 7.6% and 8.0% for the years ended December 31, 2004 and 2003 and the periods ended September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, respectively. The fair value of these borrowings, calculated by comparing the outstanding debt to debt with similar terms at current interest rates, was $2,710,911 and $927,912 as of December 31, 2004 and 2003, respectively. The financing agreements contain various financial and non-financial covenants customarily found in these types of agreements, as well as a requirement that certain individual properties maintain a debt service coverage ratio, as defined, typically of 1.1 to 1.0, calculated at the end of each quarter using a trailing 12-month period. The lender related to the secured credit facility has the right to reassess the ratio from time to time and may require the Company to pledge additional collateral or repay a portion of the principal outstanding under this facility. As of December 31, 2004 and 2003, the Company was in compliance with all such covenants.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

(a) Mortgage Notes Payable

The following is a summary of mortgage notes payable as of December 31, 2004 and 2003:

	Encumbered Properties	Balance	Interest Rates	Maturity Dates
Fixed rate mortgages	356	$1,582,185	4.0% to 8.8%	May 2006 to Dec. 2023
Variable rate mortgages	144	425,041	3.6% to 4.7%	Oct. 2011 to June 2024

Total mortgage notes payable	500	2,007,226

Unamortized debt premium		3,208
Mortgage notes payables related to assets held for sale		(1,880)

Balance, December 31, 2004		$2,008,554

Fixed rate mortgages	342	$925,316	4.0% to 12.5%	Nov. 2004 to Dec. 2023
Variable rate mortgages	11	46,775	2.9% to 4.8%	Nov. 2004 to May 2018

Total mortgage notes payable	353	972,091

Unamortized debt premium		3,969
Mortgage notes payables related to assets held for sale		(54,705)

Balance, December 31, 2003		$921,355

Principal payments due on the mortgage notes payable as of December 31, 2004 are as follows:

2005	$50,576
2006	61,139
2007	120,554
2008	70,532
2009	126,712
2010 and thereafter	1,577,713

Total	$2,007,226

(b) Secured Credit Facility

The Company entered into a secured credit facility in July 2003. During the year ended December 31, 2004, the Company negotiated an increase in the maximum amount available under this facility from $300,000 to $400,000, through March 2005. Advances under this facility are made in the aggregate principal amount of up to 80% of the lesser of either (i) the maximum amount of subsequent debt financing that can be secured by the properties that the Company acquires with borrowings under this facility or (ii) the acquisition cost of such properties. This facility has a term of three years, expiring in August 2006, and bears interest at a rate of LIBOR plus either (i) with respect to conduit properties, 1.75%, or (ii) with respect to credit tenant lease properties, an amount, ranging from 1.25% to 2.50%, based on the credit rating of the tenant(s) in the property being financed by the proceeds of the specific advance. The Company paid a fee of 1.25% of the total initial availability in connection with this facility.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

On December 31, 2004, the Company had $270,000 of advances outstanding under this facility. These advances bear interest at LIBOR plus 1.50% (3.89% at December 31, 2004), mature in December 2005 and are secured by 236 properties in the portfolio acquired from Bank of America, N.A. in October 2004. There were no borrowings under this facility during the year ended December 31, 2003.

In January 2005, the Company repaid $40,000 of advances under this facility using cash from operations. During the period from February 1, 2005 to March 3, 2005, the interest rate on the secured line of credit was temporarily reduced to LIBOR in anticipation of the repayment of the outstanding advances with the proceeds of a long-term financing. On March 4, 2005, the Company fully repaid the remaining advances under this facility with the proceeds received from the long-term financing secured by properties in the Bank of America, N.A. portfolio acquired in October 2004. The loan is for $304,000, has a term of 15 years and bears interest at a floating rate equal to LIBOR plus 0.02% through June 14, 2005, before reverting to a fixed rate of approximately 5.96% for the remainder of the loan term. The Company borrowed approximately $230,000 of the total financing at the initial closing, and plans to borrow the remaining proceeds within 30 days of the initial closing.

(c) Convertible Senior Notes

During the year ended December 31, 2004, the Company through a private offering completed the issuance of $450,000 of convertible senior notes and received proceeds of $434,030, net of discount and financing costs. The convertible senior notes are senior unsecured obligations, mature on July 9, 2024 and bear interest at a rate of 4.375%.

The Company cannot redeem the convertible notes before July 20, 2009. All or a portion of the notes can be redeemed by the Company at any time after July 20, 2009 at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest through the date of redemption. The note holders may require the Company to repurchase all or a portion of their respective notes on July 15, 2009, 2014 and 2019 for a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, payable in cash. The note holders are entitled to convert the notes into common shares prior to their maturity date if, among other circumstances, the closing sale price of the Company’s common shares for at least 20 trading days in a period of 30 consecutive trading days (ending on the last day of the fiscal quarter preceding the quarter in which the conversion occurs) is more than 120% of the applicable conversion price on the 30th trading day. As of the initial closing of the offering of the notes on July 9, 2004, the initial conversion price per share was $17.84, which is subject to adjustment upon certain events, including, but not limited to, the issuance to all holders of common shares of (i) additional common shares as a dividend, (ii) certain rights, warrants or options entitling them to subscribe for, or purchase common shares, or (iii) cash dividends or cash distributions exceeding $0.25 per quarter. As a result of the Company declaring dividends of $0.26 on September 23, 2004 with a record date of October 7, 2004 and on December 17, 2004 with a record date of December 31, 2004, the conversion price per share was adjusted immediately after each record date to become approximately $17.83 and $17.82, respectively.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

In October 2004, the Emerging Issues Task Force (EITF) of the FASB ratified the proposed guidance in Issue 04-8, “Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effects on Diluted Earnings per Share.” This Issue requires the inclusion of convertible shares for contingently convertible debt in the calculation of diluted earnings per share using the if-converted method, regardless of whether the contingency has been met. In response to this Issue, the Company entered into a Second Supplemental Indenture to the Indenture for the convertible senior notes pursuant to which it irrevocably elected to satisfy the conversion obligation with respect to the principal amount of any notes surrendered for conversion with cash. As a result of this election, the Issue requires the Company to include in its calculation of fully diluted earnings per share only those common shares issuable in satisfaction of the aggregate conversion obligation in excess of the aggregate principal amount of notes outstanding. The inclusion of any such shares would cause a reduction in the Company’s fully diluted earnings per share for any periods in which such shares are included. Volatility in the Company’s share price could cause such common shares to be included in the Company’s fully diluted earnings per share calculation in one quarter and not in a subsequent quarter, thereby increasing the volatility of the Company’s fully diluted earnings per share. As a result of applying this Issue, no shares have been included in the calculation of earnings per share.

(d) Unsecured Credit Facility

The Company maintains a $60,000 unsecured credit facility, established in September 2004. This facility has a term of two years, expiring in September 2006, and bears interest at different rates depending upon the Company’s designation at the time of borrowing of the advance as a Eurodollar Rate Loan or a Base Rate Loan. If the Company designates the advance as a Eurodollar Rate Loan then the advance bears interest at LIBOR plus 2.00%. If the Company designates the advance as a Basic Rate Loan then the advance bears interest at the greater of (i) the Prime Rate plus 1%, or (ii) the Federal Funds Rate plus 1.50%. As of December 31, 2004, the Company had $21,862 of letters of credit outstanding and no advances under this facility.

(5) Derivative Instruments and Other Financing Arrangements

In February 2003, the Company entered into treasury lock agreements with an aggregate notional amount of $280,000. These derivatives were designated as a hedge of the variability of cash flows relating to forecasted interest payments associated with the expected refinancing of $280,000 in bridge loans. The Company incurred a loss of $2,000 in the second quarter of 2003 when these treasury lock agreements were terminated in connection with the related refinancings. This amount was recorded in accumulated other comprehensive income (loss) and is being reclassified to earnings over the term of the new debt instruments.

In September 2003, the Company entered into an interest rate swap agreement with an aggregate notional amount of $328,000. This derivative was designated as a hedge of the variability of cash flows relating to forecasted interest payments associated with the expected refinancing of a $400,000 bridge note payable with a $440,000 mortgage note payable. In October 2003, the Company completed this refinancing and incurred a loss of $12,895 when this interest swap agreement was terminated. This loss was recorded in accumulated other comprehensive income (loss) and is being reclassified to interest expense over the term of the new debt instrument.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

In March 2004, the Company entered into an agreement designed to straightline the variability of cash payments relating to the rents received under certain leases in the Pitney Bowes-Wachovia portfolio. This agreement ends in August 2010, coterminous with the end of the leases. The monies received and paid related to this agreement are recorded in deferred revenue on the consolidated balance sheet. As of December 31, 2004, the Company had a liability of $1,253 related to this agreement.

In July 2004, the Company entered into forward treasury lock agreements with an aggregate notional amount of $131,000. These derivatives were designated as a hedge of the variability of cash flows related to forecasted interest payments associated with the financing of a $133,900 mortgage note payable secured by 215 Fremont Street. In July 2004, the Company incurred a loss of approximately $1,436 when the treasury lock agreements were terminated in connection with the closing of the related mortgage note payable. This loss is recorded in accumulated other comprehensive income (loss) and is being reclassified to earnings over the term of the new debt instrument.

In connection with the sale of a 30% minority interest in State Street Financial Center, the Company agreed to cap the minority interest purchaser’s maximum interest rate at 4.28% as it relates to the portion of the $50,000 of mezzanine debt assumed by the minority interest purchaser. Therefore, all interest expense over 4.28% is the Company’s responsibility. The mezzanine debt bears interest at a rate of LIBOR plus 1.83%. On December 22, 2004, the Company determined the initial fair value of this interest rate cap liability to be $1,150 and recorded it as a reduction to the gain recognized as a result of the minority interest disposition. Changes in the fair value of this liability are included in interest expense in the consolidated and combined statement of operations.

During the years ended December 31, 2004 and 2003, the Company reclassified approximately $1,624 and $258 of accumulated other comprehensive income (loss) to interest expense, respectively. These amounts are included in the consolidated and combined statements of shareholders’ equity and comprehensive income/loss as a component of the reclassification adjustment for losses reclassified into operations. No such interest expense was incurred in 2002. Over the next 12 months, the Company expects to reclassify $1,715 to interest expense as the underlying hedged items affect earnings, such as when the forecasted interest payments occur.

(6) Shareholders’ Equity

On June 30, 2003, the Company completed its initial public offering through the issuance of 64,142,500 common shares of beneficial interest. The Company received net proceeds of $740,896, after payment of $60,885 in offering expenses including underwriters’ discounts and commissions.

On September 10, 2002, the Company issued a total of 42,498,008 common shares of beneficial interest, including 40,765,241 common shares issued pursuant to a private placement (Private Placement) of common shares in accordance with Rule 144A under the Securities Act, 1,522,767 common shares issued to the Company’s President, Chief Executive Officer and Vice Chairman of the board of trustees, and certain of his family members, and 210,000 restricted shares granted to Trustees. The Company received net proceeds of approximately $378,857 after payment of $29,442 in offering expenses including the initial purchaser’s discount. The net proceeds were used principally to pay the cash portion of the Formation Transaction. A total of 317,827 shares purchased by the Company’s Chief Executive Officer and certain of his family members were purchased at an amount equal to the offering price, net of the initial purchaser’s discount. The initial purchaser’s discount of $222 was charged to expense.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

Concurrent with the closing of the Private Placement, the Company purchased the majority of the operations of AFREG in the Formation Transaction. As a result of the Formation Transaction, the Company recognized a reduction in overall equity of $48,971, which represents the fair value of net assets acquired from the majority shareholder/general partner and his affiliates in excess of their historical carrying amounts.

(7) Employee Benefits

401(k) Plan

The Company has established and maintained a retirement savings plan under section 401(k) of the Internal Revenue Code (IRC). The 401(k) plan allows eligible employees, as defined within the plan, to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company matches each eligible employees’ annual contributions, within prescribed limits, in an amount equal to 100% of the first 3% of employees’ salary reduction contributions plus 50% of the next 2% of employees’ salary reduction contributions. Matching contributions of the Company vest immediately. The expense associated with the Company’s matching contribution was $191 and $120 for the year ended December 31, 2004 and 2003, respectively, and is included within general and administrative expenses in the accompanying consolidated and combined statements of operations. There was no expense during the year ended December 31, 2002 as the plan commenced in 2003.

Supplemental Executive Retirement Plan

The Company has established a non-qualified Supplemental Executive Retirement Plan (SERP). Currently, our Chief Executive Officer is a participant under this plan. The benefit payable under the SERP is based on a specified percentage of each participant’s average annual compensation, as defined within the plan, while employed with the Company. Participants may begin to receive SERP payments once they have attained the later of age 60 or retirement. Benefits paid under the SERP are for life with 10 years of guaranteed payments and terminate upon the participant’s death. The expense associated with the SERP obligation was $307 and $431 for the years ended December 31, 2004 and 2003, respectively, and is included within general and administrative expenses in the accompanying consolidated and combined statements of operations.

2002 Equity Incentive Plan

The Company established the 2002 Equity Incentive Plan (Incentive Plan) that authorized the issuance of up to 3,125,000 options to purchase common shares and 1,500,000 restricted shares. The Incentive Plan was amended in 2003 to allow for the issuance of an aggregate of 11,375,000 common shares and common share equivalents. The terms and conditions of the option awards are determined by the Board of Trustees. Options are granted at the fair market value of the shares on the date of grant. The options vest and are exercisable over periods determined by the Company, but in no event later than 10 years from the grant date.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

The following table summarizes option activity for the Company for the period from September 10, 2002 to December 31, 2004:

	Number of Shares Issuable upon Exercise	Weighted Average Exercise Price	Aggregate Exercise Price	Grant Price Range
				From	To
Balance, September 10, 2002	—	$—	$—	$—	$—
Options granted	2,812,625	10.06	28,306	10.00	11.65

Balance, December 31, 2002	2,812,625	10.06	28,306	10.00	11.65
Options granted	221,000	13.14	2,905	11.25	14.98
Options cancelled	(3,750)	10.00	(38)	10.00	10.00
Options exercised	(37,812)	10.00	(378)	10.00	10.00

Balance, December 31, 2003	2,992,063	10.29	30,795	10.00	14.98
Options cancelled	(23,437)	10.00	(234)	10.00	10.00
Options exercised	(748,946)	10.08	(7,552)	10.00	11.65

Balance, December 31, 2004	2,219,680	$10.37	$23,009	$10.00	$14.98

The following table summarizes stock options outstanding as of December 31, 2004:

Range of Exercise Prices	Number of Shares Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$10.00 to $11.65	2,011,680	7.7 years	$10.07	1,020,446	$10.05
$12.10 to $14.98	208,000	8.4 years	$13.26	87,688	$13.14

The weighted average fair value of each option granted during the period from September 10, 2002 to December 31, 2004 ranges from $0.20 to $0.33 and was estimated on the grant date using the Black-Scholes options pricing model using the following assumptions:

Expected life (in years)	5
Risk-free interest rate	3.25% to 4.21%
Volatility	10.00%
Dividend yield	7.50%

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

During the year ended December 31, 2004 and 2003 and the period from September 10, 2002 to December 31, 2002, compensation expense related to restricted stock grants was $10,273, $3,362 and $215, respectively. The following table summarizes restricted share grant activity for the period from September 10, 2002 to December 31, 2003 for the Company:

Date of Grant	Shares Granted	Share Price At Grant Date	Vesting Period(1)
September 10, 2002	210,000	$10.00	3 years
July 1, 2003	1,141,000	12.50	3 years
September 29, 2003	219,000	14.15	3 years
October 1, 2003	28,500	14.24	4 years
January 1, 2004	149,000	16.95	3 years
January 2, 2004	442,730	16.95	4 years
March 31, 2004	27,500	16.95	3 years
June 6, 2004	12,229	14.31	4 years

	2,229,959

(1)	Vesting period is 33% on the one-year anniversary of the date of grant and then quarterly thereafter until fully vested for restricted share grants that have a three year vesting period. Vesting period is 25% on the one-year anniversary of the date of grant and then quarterly thereafter until fully vested for restricted share grants that have a four year vesting period.

In May 2003, the Company’s Board of Trustees approved the 2003 Outperformance Plan (OPP). The OPP is performance-based, utilizing total return to shareholders as the measurement criteria. Rewards under the OPP consist of annual cash awards and a three year restricted share award. Award amounts determined under the OPP represent a percentage of the value created for shareholders in excess of established performance thresholds. The OPP is a three year plan with an effective date of January 1, 2003. The aggregate amount of the award will be determined at the end of the three year term on January 1, 2006. The restricted share portion of a participant’s reward will vest in three equal annual installments beginning on the later of January 1, 2005 or the second anniversary of the commencement of employment. The Company measures and records compensation expense over the service period in accordance with the provisions of APB No. 25 and FASB Interpretation No. 28 based upon an interim estimate of the reward. During the year ended December 31, 2004, due to variable plan accounting, the Company reversed the expense related to the contingent restricted share component of the OPP of $5,238, which was recorded in the year ended December 31, 2003. During the year ended December 31, 2003, the Company recorded $2,014 of expense related to the cash component of the OPP. No expense related to the cash component was recorded during the year ended December 31, 2004.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

(8) Net Income (Loss) Per Share

The following is a reconciliation of the numerator and denominator of the basic and diluted net income (loss) per share computations for the years ended December 31, 2004 and 2003 and the period from September 10, 2002 to December 31, 2002:

	Year Ended December 31, 2004	Year Ended December 31, 2003	Period from September 10, 2002 to December 31, 2002
	Basic and Diluted	Basic and Diluted	Basic	Diluted
Income (loss) from continuing operations	$(24,176)	$(26,309)	$8,395	$8,395
Add: Minority interest in Operating Partnership	—	—	—	738
Less: Dividends on unvested restricted share awards	1,799	942	—	—

Income (loss) from continuing operations	$(25,975)	$(27,251)	$8,395	$9,133

Income from discontinued operations	$1,931	$7,487	$549	$549
Add: Minority Interest	—	—	—	58

Income from discontinued operations	$1,931	$7,487	$549	$607

Weighted average number of common shares	108,117,197	74,838,001	42,168,109	42,168,109
Effect of share options and unvested restricted share awards	—	—	—	313,470
Operating Partnership units	—	—	—	4,455,966

Total weighted average common shares outstanding	108,117,197	74,838,001	42,168,109	46,937,545

Income (loss) per share from continuing operations	$(0.24)	$(0.36)	$0.20	$0.19

Income per share from discontinued operations	$0.02	$0.10	$0.01	$0.01

Diluted income (loss) per share assumes the conversion of all common share equivalents into an equivalent number of common shares, if the effect is not dilutive. The following share options and unvested restricted shares, both computed under the treasury stock method, and the weighted average Operating Partnership units were excluded from the diluted loss per share computations as their effect would have been antidilutive for the years ended December 31, 2004 and 2003:

	Year Ended December 31, 2004	Year Ended December 31, 2003
Share options	711,557	727,028
Unvested restricted shares(1)	741,932	1,378,401
Operating Partnership units	5,234,776	4,575,660

Total shares excluded from diluted loss per share	6,688,265	6,681,089

(1)	Includes shares that are contingently issuable under the OPP during the year ended December 31, 2003.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

(9) Accumulated Other Comprehensive Loss

The following table reflects components of accumulated other comprehensive loss for the years ended December 31, 2004 and 2003 and period from September 10, 2002 through December 31, 2002:

	Unrealized Gains (Losses) on Residential Mortgage Backed Securities and Hedge	Unrealized Gains (Losses) on Available for Sale Securities	Interest Rate Hedges on Mortgage Notes Payable	Accumulated Other Comprehensive Loss
Balance, September 10, 2002	$—	$—	$—	$—
Change during year	(5,028)	(183)	—	(5,211)
Reclassification adjustments into statements of operations	237	36	—	273
Minority interest	446	14	—	460

Balance, December 31, 2002	(4,345)	(133)	—	(4,478)
Change during year	(4,060)	(616)	(14,799)	(19,475)
Reclassification adjustments into statements of operations	8,851	388	258	9,497
Minority interest	(446)	17	665	236

Balance, December 31, 2003	—	(344)	(13,876)	(14,220)
Change during year	—	(438)	(1,436)	(1,874)
Reclassification adjustments into statements of operations	—	409	1,625	2,034
Minority interest	—	(18)	(210)	(228)

Balance, December 31, 2004	$—	$(391)	$(13,897)	$(14,288)

(10) Discontinued Operations and Assets Held for Sale

During the year ended December 31, 2004, the Company sold 55 properties, in separate transactions for net sales proceeds of $185,898. The sales transactions resulted in a net gain of approximately $11,488, after minority interest of $376. Due to net operating losses on properties sold and held for sale, there was no income tax provision for the year ended December 31, 2004.

During the year ended December 31, 2003, the Company sold 38 properties in separate transactions for net sales proceeds of $33,980. The sales transactions resulted in a net gain of approximately $8,407 after minority interest of $382 and an income tax provision of $2,670.

For the period from September 10, 2002 to December 31, 2002, the Company sold properties in separate transactions for net sales proceeds of $4,456. The sales transactions resulted in a net gain of approximately $675 after minority interest of $71 and an income tax provision of $131.

For the period from January 1, 2002 to September 9, 2002, the Company sold 22 properties in separate transactions for net proceeds of $14,674, resulting in a net gain of $9,500.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company had classified 64 and 18 properties as held for sale as of December 31, 2004 and 2003, respectively. The following table summarizes information for these properties:

	December 31, 2004	December 31, 2003
Assets held for sale:
Real estate investments, at cost:
Land	$16,105	$11,377
Buildings	66,071	56,545
Equipment and fixtures	12,855	9,094

Total real estate investments, at cost	95,031	77,016
Less accumulated depreciation	(2,502)	(1,283)

	92,529	75,733
Intangible assets, net	4,927	6,052
Other assets, net	4,371	217

Total assets held for sale	101,827	82,002

Liabilities related to assets held for sale:
Mortgage notes payable	1,880	54,705
Accrued expenses	3,979	757
Below-market lease liabilities, net	1,580	—
Deferred revenue	445	292
Tenant security deposits	88	70

Total liabilities related to assets held for sale	7,972	55,824

Net assets held for sale	$93,855	$26,178

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

During the three months ended March 31, 2005, the Company sold or held for sale four investment properties owned by the Company and not classified as assets held for sale as of December 31, 2004. The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002 in the consolidated statements of operations. The effect of the reclassifications resulted in an increase to income from discontinued operations of $207, $241, $17 and $0 for the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, respectively.

The following operating results of the properties held for sale as of December 31, 2004, 2003 and 2002 and the properties sold during the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, as well as the operating results for the properties sold during the three months ended March 31, 2005 or held for sale as of March 31, 2005, are included in discontinued operations for all periods presented:

	Year Ended December 31, 2004	Year Ended December 31, 2003	Period from September 10, 2002 to December 31, 2002	Predecessor
				Period from January 1, 2002 to September 9, 2002
Operating Results:
Revenues	$11,999	$14,186	$390	$291
Operating expenses	12,673	6,887	177	350
Impairment loss	3,614	1,551	176	—
Interest expense	253	191	60	389
Depreciation	2,166	6,519	116	265

Loss from operations before minority interest	(6,707)	(962)	(139)	(713)
Minority interest	210	42	13	—

Loss from operations, net	(6,497)	(920)	(126)	(713)

Yield maintenance fees	(3,163)	—	—	—
Minority interest	103	—	—	—

Yield maintenance fees, net	(3,060)	—	—	—

Gain on disposals, net of income taxes	11,864	8,789	746	9,500
Minority interest	(376)	(382)	(71)	—

Gain on disposals, net	11,488	8,407	675	9,500

Income from discontinued operations	$1,931	$7,487	$549	$8,787

Discontinued operations have not been segregated in the consolidated and combined statements of cash flows.

(11) Leasing Agreements

The Company’s properties are leased and subleased to tenants under operating leases with expiration dates extending to the year 2024. Future minimum rental payments under noncancelable leases excluding reimbursements for operating expenses as of December 31, 2004 are as follows:

2005	$332,791
2006	317,173
2007	311,060
2008	306,041
2009	300,908
2010 and thereafter	2,874,038

Total	$4,442,011

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

As of December 31, 2004, the Company leased 42 bank branch properties from third parties with expiration dates extending to the year 2036. In addition, the Company has various ground leases with expiration dates extending through 2086. Future minimum lease payments under non-cancelable operating leases as of December 31, 2004 are as follows:

2005	$15,357
2006	15,098
2007	15,127
2008	14,643
2009	14,690
2010 and thereafter	160,534

Total	$235,449

(12) Transactions with Related Parties

The Company previously provided management and other services to entities affiliated with the Company’s President, Chief Executive Officer and Vice Chairman. No such services were provided by the Company to these affiliated entities during the year ended December 31, 2004. Total revenue received by the Company from these affiliated entities was approximately $135, $47 and $752 for the year ended December 31, 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, respectively. Such amounts are included in interest and other income in the accompanying consolidated and combined statements of operations. The Company provided property and asset management services for four bank branches, all of which are owned by certain executive officers and other entities affiliated with them.

The Company leases space in two office buildings from real estate partnerships controlled by officers of the Company. Total rent payments under these office leases were approximately $156, $111, $91 and $56 for the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, respectively. One lease expires in July 2009 and has aggregate annual minimum rent of $70 and the other lease has an aggregate annual minimum rent of $87 and expires in 2008. Both leases are subject to annual rent increases of the greater of 3.0% or the change in the Consumer Price Index. These amounts are included in general and administrative expenses in the accompanying consolidated and combined statements of operations.

A former officer of the Company owns a one-third interest in a leasing company that provided leasing services. Leasing commissions charged to expense related to these services were approximately $261, $258, $67 and $175 for the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002, respectively.

On September 30, 2003, pursuant to the exercise of a purchase option entered into in May 2002, the Company acquired all of the ownership interests of First States Wilmington JV, L.P. (FSW), the beneficial owner of Three Beaver Valley. Total consideration paid by the Company for the FSW interests was $51,768, of which $44,830 consisted of the assumption of variable rate debt. The remaining consideration consisted primarily of units in the Company’s Operating Partnership and cash. Prior to the acquisition, FSW was controlled by the Company’s Chief Executive Officer. Concurrent with this acquisition, the Company terminated the agreement with the existing property management company, which was wholly owned by the Company’s Chief Executive Officer. The obligation resulting from this termination was approximately $150.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

A former member of the Company’s board of trustees is Head of Investment Banking at Friedman Billings Ramsey & Co., Inc. (FBR). FBR served as underwriter and placement agent in connection with the Company’s September 2002 private placement and served as co-lead manager of the Company’s June 2003 initial public offering of common shares. The Company paid FBR $25.9 million and $18.8 million in connection with the private placement and initial public offering of common shares, respectively. The Company and FBR entered into an Intellectual Property Contribution and Unit Purchase Agreement as of May 24, 2002 pursuant to which FBR contributed certain intellectual property and other in-kind capital in exchange for the issuance of 750,000 Operating Partnership units. FBR Investment Management, Inc., an affiliate of FBR, received investment advisory fees based on the month-end balance invested in the residential mortgage-backed securities investment account. Total fees paid for such services were $442 and $768 for the year ended December 31, 2003 and the period from September 10, 2002 to December 31, 2002, respectively. No such fees were paid during the year ended December 31, 2004 or the period from January 1, 2002 to September 9, 2002. Under the terms of an engagement letter, FBR provided customary investment banking and financial advisory services through June 30, 2004.

(13) Commitments and Contingencies

On February 17, 2004, the Company completed the acquisition of State Street Financial Center for a purchase price that included the issuance of 1,974,997 units in the Operating Partnership, valued at $35,867. The unitholder has the right to put the units back to the Company at any time through February 17, 2005 for cash equal, on a per unit basis to the greater of i) the original issue price of approximately $18.16 or ii) the value of one common share at the time the put is exercised. As of December 31, 2004, this put option has been partially exercised and the Company has redeemed 1,732,470 Operating Partnership units for approximately $31,112. In February 2005, the Company received notice from the unitholder for the redemption of the remaining units, which will be completed in March 2005.

On June 25, 2004, the Company entered into an agreement to sublease from Charles Schwab and Co., Inc. (Schwab) approximately 288,000 square feet of vacant space in Harborside, a Class A office building in Jersey City, New Jersey, and to assume certain management functions over an additional approximately 306,000 square feet of space in the same building that is also leased to Schwab but has been subleased by Schwab to third party tenants. In the event that any of the existing subtenants default on their leases (and the space thereafter becomes available), or any existing subtenants fail to renew their leases upon expiration, the Company has agreed to sublease this additional space from Schwab. All of the Company’s subleases with Schwab will terminate in October 2017, the same date that Schwab’s leases with the ultimate owner terminate. In exchange for the agreements described above, Schwab has agreed to pay the Company a sublease management and standby subtenant fee of approximately $11,541, payable over the 18 months ending June 30, 2005, including $9,000 of payments made through December 31, 2004. Additionally, Schwab will provide a rent credit against the Company’s initial sublease obligations, payable through December 31, 2007, totaling approximately $40,028, including $5,945 of payments made through December 31, 2004. The sublease management fee and rent credit will be ratably recognized as income and a reduction to rent expense, respectively, over the terms of the agreements. As security for the Company’s obligation under the sublease management, subtenant and standby subtenant agreements, the Company must provide Schwab with an irrevocable, standby letter of credit in an aggregate amount equal to the total rent credit and sublease management fee payments made by Schwab, which then decreases over the term of the Company’s obligation through October 2017. As of December 31, 2004, the standby letter of credit had a face amount of $14,945.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

Under agreements with certain financial institutions, the Company is required to purchase properties at a formulated price typically based on the fair market value of the property as determined through an independent appraisal process, which values the property based on its highest and best use and its alternative use, and then applies a negotiated discount. Under these agreements, the Company is also required to assume the rights and obligations of the financial institution under leases pursuant to which the financial institution leases surplus bank branches. The Company assumes the obligations to pay rent under these leases. In exchange, the Company receives an amount typically equal to 25% to 35% of the future rental payments due under the leasehold interest acquired. Current agreements are renewable on an annual basis, and may be terminated upon 90 days prior written notice. The purchase of these properties or assumption of the leasehold interests is done on an “as-is” basis; however, the Company is not required to acquire properties with certain environmental or structural problems or with defects in title that render the property either unmarketable or uninsurable at regular rates or that materially reduce the value of the property or materially impair or restrict its contemplated use. If the Company subsequently discovers issues or problems related to the physical condition of a property, zoning, compliance with ordinances and regulations, or other significant problems, the Company typically has no recourse against the seller and the value of the property may be less than the amount paid for such property. Should the Company default on its purchase obligation, the Company would forfeit its initial deposit and any supplemental deposits made with the financial institution. In addition, with respect to the assumption of leasehold interests, the Company would be liable for any rental payments due under the leasehold interests. At both December 31, 2004 and 2003, total deposits of $153 were held with financial institutions and included in prepaid expenses and other assets in the accompanying consolidated balance sheets. These deposits will be returned to the Company at the expiration date of the respective agreements.

Pursuant to the formulated price contracts described above, as of December 31, 2004 the Company has signed agreements or letters of intent to acquire approximately $10,800 of real estate properties, subject to execution of agreements, standard due diligence, and customary closing procedures. However, since the Company’s formulated price agreements require the Company, with limited exceptions, to purchase all bank branches that the counter parties determine to be surplus properties, the total contractual obligation under these agreements is not quantifiable.

The Company may be subject to claims or litigation in the ordinary course of business. When identified, these matters are usually referred to the Company’s legal counsel or insurance carriers. In the opinion of management, at December 31, 2004, there are no outstanding claims against the Company that would have a material adverse effect on the Company’s financial position or results of operations.

(14) Summary Quarterly Results (Unaudited)

The following is a summary of interim financial information as previously reported (in thousands, except per share data):

Year Ended December 31, 2004	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Total revenues	$62,965	$72,381	$81,739	$121,797
Net loss	(4,255)	(1,689)	(9,955)	(6,346)
Loss allocated to common shares	(4,255)	(1,689)	(9,955)	(6,346)
Basic and diluted loss per share	$(0.05)	$(0.02)	$(0.09)	$(0.06)

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS—(Continued)

Years Ended December 31, 2004 and 2003 and

Periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

(In thousands, except share, per share, buildings and square feet data)

During the second quarter of 2004 the Company reversed a previously recorded expense of approximately $4,263 related to the contingent restricted share component of the 2003 OPP.

Year Ended December 31, 2003	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Total revenues	$15,733	$19,302	$48,220	$55,495
Net income (loss)	2,853	(12,856)	718	(9,537)
Income (loss) allocated to common shares	2,853	(12,856)	718	(9,537)
Basic and diluted income (loss) per share	$0.07	$(0.30)	$—	$(0.09)

During the second quarter of 2003 the Company incurred a realized loss of approximately $9.2 million in connection with the sale of its residential mortgage-backed security portfolio. During the fourth quarter of 2003, the Company incurred approximately $7.3 million of compensation expense related to the cash and contingent restricted share components of the 2003 OPP.